    As filed with the Securities and Exchange Commission on April 21, 1998
                                               Registration No. 333-49291

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 FORM 8-A/A-1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                               -----------------

                        FIRSTLINK COMMUNICATIONS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its Charter)

       Oregon                                       93-1197477
-------------------------               -----------------------------------
(State of Incorporation)               (I.R.S. Employee Identification No.)

                                190 SW Harrison
                            Portland, Oregon 97201
                                (503) 306-4444
                        -------------------------------
                   (Address of principal executive offices)

                             ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:

 Title of Each Class                      Name of Each Exchange on which
  to be Registered                        Each Class is to be Registered
 -------------------                      ------------------------------
    Common Stock                               Boston Stock Exchange
Redeemable Common Stock Purchase Warrants

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
                   Redeemable Common Stock Purchase Warrants
                   -----------------------------------------
                               (Title of Class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.   Description of Registrant's Securities to be Registered
-----------------------------------------------------------------
          The Registrant has filed, on April 2, 1998, a Registration Statement on Form SB-2 (Registration No. 333-49291) ("SB-2 Registration Statement"), to register shares of Common Stock and Common Stock Purchase Warrants. The section of the Prospectus portion of the SB-2 Registration Statement entitled "Description of Securities" is incorporated herein by reference.


Item 2.   Exhibits
------------------
*         SB-2 Registration Statement
**        Registrant's Amended and Restated Articles of Incorporation and
          Amendments
**        Registrant's Bylaws
**        Warrant Agreement (including form of Warrant Certificate)
***       Specimen of Share of Common Stock

-------------------------------

*         Previously filed by EDGAR.
**        Filed as an exhibit to the SB-2 Registration Statement
          (Registration No. 333-49291 and incorporated herein by reference.
***       To be filed in an amendment to the SB-2 Registration Statement.

                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereto duly authorized.


                                   FIRSTLINK COMMUNICATIONS, INC.



Date:  July 1, 1998                By:  /s/ A. Roger Pease
       --------------                   ------------------------------
                                        A. Roger Pease, President